Exhibit 99.1

Viasat Names Kevin Harkenrider Chief Operating Officer

CARLSBAD, Calif., November 17, 2021—Viasat Inc. (NASDAQ: VSAT), a global communications company, today announced Kevin Harkenrider has been appointed chief operating officer (COO). Harkenrider previously served as Viasat’s executive vice president, Global Operations and Chief Operations Officer.

“A 15-year Viasat veteran, Kevin has proven to be a successful and trusted leader, building a strong reputation for ensuring accountability, developing people, inspiring teams and delivering results,” said Rick Baldridge, president and CEO, Viasat. “Kevin has served in multiple senior leadership roles during his tenure with the Company, has a wealth of global experience and has built an impressive track record of strategic and operational accomplishments, making him uniquely qualified to help accelerate our global growth profile. Kevin is emblematic of the deep executive bench we have developed at Viasat. I have full confidence in his appointment as COO at this important time.”

Harkenrider will oversee the operational structure and controls of the Company, while also being responsible for the alignment of Viasat’s world-class innovation engine with operational priorities. He will work closely with Rick Baldridge as well as Executive Chairman Mark Dankberg and Viasat’s executive leadership team to drive, extend and optimize Viasat’s investments, market leadership position and operational focus.

“Viasat’s global vision and strategy have never been more compelling,” said Harkenrider. “I have had the pleasure to work as part of, and alongside, our talented global management team, and as I move into the COO role, I will do my best to help the Company innovate, scale and reach its next phase of growth. I am committed to increasing the value we can deliver to our global customers, partners and investors, while striving to make Viasat the employer of choice to our current and future employees.”

Harkenrider joined Viasat in October 2006 and has held multiple senior leadership roles. He most recently served as Executive Vice President, Global Operations and Chief Operations Officer, where he was responsible for Viasat’s global supply chain and product delivery strategy; corporate quality and product integrity; and worldwide facilities. Prior he held the positions of President, Viasat Commercial Networks and President, Viasat Broadband Services. Before joining Viasat, Harkenrider served in management positions with Computer Sciences Corporation, BAE Systems, Mission Solutions and General Dynamics Corporation. He holds a Bachelor of Science degree in Civil Engineering from Union College and an MBA degree from the University of Pittsburgh.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For more than 35 years, Viasat has helped shape how consumers, businesses, governments and militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram, LinkedIn, Twitter or YouTube.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include statements that refer to the focus and responsibilities of Harkenrider; Viasat’s growth trajectory; Viasat’s globalization; the launch of the ViaSat-3 constellation; expansion of Viasat’s reach and capabilities; broadening of footprint and leadership position; future vision and innovation; and execution and customer focus. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our dependence on a limited number of key employees; our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all; negative audits by the U.S. government; continued

turmoil in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and services; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; and our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Copyright © 2021 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat, Inc. Contacts:

Chris Phillips, Public Relations, +1 (760) 476-2322, christina.phillips@viasat.com

Paul Froelich/Peter Lopez, Investor Relations, +1 (760) 476-2633, IR@viasat.com

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